UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

Turning Point Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-37763

Delaware	20-0709285
(State of Incorporation)	(IRS Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices) (zip code)

(502) 778-4421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock $0.01 par value per share	TPB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	OTHER EVENTS.

As previously disclosed, on December 13, 2024, Turning Point Brands, Inc. (the “Company”) entered into an at-the-market sales agreement (the “sales agreement”) with B. Riley Securities, Inc. and Barclays Capital Inc. (together, the “sales agents”), relating to the issuance and sale from time to time by the Company, through the sales agents, of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

The Common Stock to be sold under the sales agreement, if any, will be issued and sold pursuant to the prospectus forming a part of the Company’s shelf registration statement on Form S-3 (File No. 333-274825), which was filed by the Company with the Securities and Exchange Commission on October 2, 2023 and became effective on October 12, 2023, and a prospectus supplement dated December 13, 2024 related thereto. The prospectus supplement originally permitted the Company to offer and sell shares of Common Stock having an aggregate offering price of up to $100,000,000, and as of the date of this Current Report on Form 8-K, the Company has sold shares of Common Stock pursuant to the sales agreement for gross proceeds of $99,999,137. The Company has filed an amendment to the prospectus supplement (the “amendment”) increasing the aggregate dollar amount of Common Stock available to be sold from time to time pursuant to the sales agreement by $200,000,000 (exclusive of $99,999,137 of common stock sold pursuant to the sales agreement prior to the date hereof), from and including the date hereof.

The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of the sales agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

In connection with the additional $200,000,000 of Common Stock that may be sold pursuant to the prospectus supplement, as amended by the amendment, Milbank LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

The sales agents and their respective affiliates have engaged, and may in the future engage, in commercial and investment banking transactions with the Company in the ordinary course of their businesses. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company in this Current Report on Form 8-K, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement, dated December 13, 2024, by and among Turning Point Brands, Inc., B. Riley Securities, Inc. and Barclays Capital Inc.

5.1	Opinion of Milbank LLP.

23.1	Consent of Milbank LLP (included in its opinion filed as Exhibit 5.1).

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Turning Point Brands, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: November 5, 2025	By:	/s/ Brittani N. Cushman
Brittani N. Cushman Senior Vice President, General Counsel and Secretary